Exhibit 99.1

U.S. GoldMining Announces 2024 Exploration Program

Following up on 2023 Confirmatory Drilling Results including 547m at 1.06 g/t, and

Targeting Continued Growth at the Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – May 22, 2024 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on the Whistler Gold-Copper Project (the “Project”) in Alaska, U.S.A. The Company is currently preparing and mobilizing for the 2024 field season which will focus on confirmatory and step-out drilling within the Whistler and Raintree West deposits.

2024 Planned Exploration Program Highlights:

●	The focus of the planned 2024 exploration program (the “Program”) is to confirm our understanding and seek to further delineate and extend areas of high-grade mineralization within the Whistler Deposit, building upon the success of the 2023 confirmatory program which returned the longest drill intercept of consistent mineralization ever recorded at the Project – please refer to the Company’s news release dated January 16, 2024, for further details:

○ WH23-03 intersected 547 meters at 1.06 grams per tonne (“g/t”) gold equivalent (“AuEq”1), comprised of 0.77 g/t gold (Au), 0.17% copper (Cu) and 1.55 g/t silver (Ag), from 53.00 meters depth to end of hole at 600.15 meters.

●	Step-out drilling at Raintree West will aim to test the deposit beyond its known extents with the goal of expanding existing estimated mineral resources.

●	Exploration will also seek to define drill targets within the broader Whistler Orbit, a classic ‘porphyry cluster’ with potential for additional mineralized intrusive centers to be discovered.

●	The Project contains a combined mineral resource estimate of 1.94 million ounces (“Moz”) gold and 0.422 billion pounds (“Blbs”) copper in the Indicated category and 4.67 Moz gold and 0.711 Blbs copper in the Inferred category (refer to Technical Information Table 1).

●	The Project is set to benefit from strengthening commodity prices with both gold and copper prices recently achieving all-time highs of approximately $2,400 per ounce and $5.00 per pound respectively, and silver at a ten-year high of approximately $30/oz.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “We are excited to commence our 2024 exploration program at the Whistler Gold-Copper Project and to build on the success we achieved in 2023. With 2023 drill results from the Whistler Deposit’s high-grade core returning over 1.0 g/t gold equivalent, the Whistler Project represents one of the largest undeveloped gold-copper resources in the United States not yet in the hands of a major. The Program is currently fully funded as the Company holds over $10 million in cash and cash equivalents as of March 31, 2024. With a strong in-house technical team and numerous exploration targets for further growth, we are encouraged by the potential of unlocking additional value in 2024 for all stakeholders. The all-time highs in both the gold and copper price create an ideal environment to advance the Project. We look forward to providing updates on progress and results from our 2024 exploration program throughout the upcoming season.”

2024 Drilling Program Details

The Company is readying to mobilize field teams to the Project in the coming weeks and expects to recommence drilling in July 2024 focused on the Whistler and Raintree West deposits (see Figure 1). Exploration activities will be supported from our existing camp facilities adjacent to the Whisky Bravo airstrip. Drilling in 2024 will target expansion and optimization of the existing pit constrained gold-copper mineral resource area. The deposit will also be tested for the potential continuation of deeper high-grade mineralization beneath the existing mineral resource estimate, which could lead to potential expansion including possible identification of zones amenable to bulk underground mining methods (see Figure 2).

1 AuEq is calculated consistent with the methodology outlined in Whistler Project technical reports “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sec.gov, and technical report titled “NI 43-101 Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sedarplus.ca. Specifically: below 10g/t Ag: AuEq=Au + Cu*1.5733 +0.0108Ag, and above 10g/t Ag: AuEq=Au + Cu*1.5733.

Within the broader Whistler – Raintree mineral system, also referred to as the “Whistler Orbit”, the Company has interpreted the presence of multiple additional intrusive centers, some of which already contain indications of gold-copper mineralization, but which have not yet had sufficient drilling to estimate mineral resources. This style of intrusive complex is sometimes referred to as a ‘porphyry cluster’ and suggests the potential to discover additional new porphyry-hosted gold-copper deposits in the district. The geological team is continuing to employ a range of search criteria to identify and rank porphyry targets in order to prioritize for drilling, including surface geological mapping and prospecting, surface geochemical sampling and a lithogeochemical study to detect individual porphyry intrusions which may potentially host gold-copper mineralization.

The Company is pleased to welcome Mr. Logan Boyce as Senior Project Geologist. Mr. Boyce’s 10+ years of experience, including a senior role in the exploration and development of a major gold project in Yukon, Canada, will be invaluable in the successful execution of our exploration programs planned at Whistler.

Figure 1: The Whistler-Raintree area, also referred to as the ‘Whistler Orbit’, in the northern part of the Whistler Project (see inset map top right) which comprises 53,700 acres contiguous State of Alaska mining claims. Large gold-colored stars indicate the location of existing mineral resource estimates: the Whistler and Raintree West deposits. The smaller black stars indicate prospective porphyry gold-copper exploration targets.

West
East
Surface
500 m
High Grade Core
MRE constraining pit shell
Open
Drill Trace
Au Eq (g/t)
0.1 - 0.3
0.3 - 0.5
0.5 - 1.0
1.0 - 2.0
>2.0
Block Model Grade – Inferred & Indicated at $10.50/t NSR Cut-off
1.00 - 2.00 g/t AuEq
> 2.00 g/t AuEq
U.S. GOLDMINING
Whistler Deposit
WHISTLER PROJECT
ALASKA, U.S.A.
Map Coordinate System:
NAD 1983 UTM Zone 05N

Figure 2: Orthogonal view of the Whistler Deposit looking north, illustrating the high-grade core by showing only blocks in the mineral resource estimate block model ≥1.0 g/t AuEq. The high-grade core represents a steeply plunging cylindrical shaped contiguous zone of intense veining and sulphide mineralization.

Technical Information

The Whistler Gold-Copper Project contains a resource inventory comprising four distinct mineral deposits: Whistler, Raintree Pit, Raintree Underground and Island Mountain. The combined mineral resource estimate (“MRE”) comprises 2.99 million gold equivalent ounces at 0.79 g/t AuEq in the Indicated category and 6.45 million gold equivalent ounces at 0.63 g/t AuEq in the Inferred category (refer to Table 1).

Table 1: Consolidated Whistler Gold-Copper Project mineral resource estimate (at $10.50/t cut-off value for Whistler, Raintree Open Pit and Island Mountain deposits; $25/t cut-off for Raintree Underground*)

Classification	Cut-off Value (US$/t)	Million Tonne (Mt)	Grade				Contained Metal
			Gold g/t	Silver g/t	Copper %	AuEq g/t	Gold Moz	Silver Moz	Copper Mlbs	AuEq Moz
Indicated	10.50	118.2	0.51	2.19	0.16	0.79	1.94	8.33	422.0	2.99
Inferred	10.50	317.0	0.46	1.58	0.10	0.63	4.67	16.06	711.0	6.45

For details of the Whistler Gold-Copper Project mineral resource estimate see technical report “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sec.gov, and technical report titled “NI 43-101 Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information, including high resolution figures and to view the Company’s VRIFY presentation which displays 3D drill assays and resource models.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding its planned work program and expectations for the Project. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, , accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing, title disputes or claims limitations on insurance coverage and the other risk factors set forth in the Company’s public filings, including its most recent Annual Report on Form 10-K, available under the Company’s profiles at www.sec.gov and www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.